WesBanco

By all accounts, better.

Acquisition of ESB Financial Corporation
October 30, 2014

ESB FINANCIAL CORPORATION

Exhibit 99.1

Forward-Looking Statements

Matters set forth in this filing contain certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed Merger between WesBanco and ESB, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and ESB may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed Merger may not be fully realized within the expected timeframes; disruption from the proposed Merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; WesBanco’s shareholders may not approve the issuance of shares of WesBanco common stock in connection with the Merger; ESB’s shareholders may not approve the proposed Merger; changes in economic conditions; movements in interest rates;
competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure;
and other factors described in WesBanco’s 2013 Annual Report on Form 10-K, ESB’s 2013 Annual Report on
Form 10-K, and documents subsequently filed by WesBanco and ESB with the Securities and Exchange
Commission, including both companies’ Form 10-Qs as of March 31 and June 30, 2014 and both companies’
Form 8-K regarding its net income for the quarter ended September 30, 2014. All forward-looking statements included in this filing are based on information available at the time of the release. Neither WesBanco nor ESB assumes any obligation to update any forward-looking statement.

Transaction Highlights

Compelling
Strategic
Rationale
Strong
Financial
Results
(1)
Significantly expands presence in large attractive Pittsburgh market - top 10 player in Pittsburgh MSA
(1)
Roughly 30% of pro forma  WesBanco franchise in Pittsburgh/Western PA
Builds on prior acquisition of Fidelity in Pittsburgh through greater penetration in market
Highly experienced Pittsburgh market management team
Leverages WesBanco platform product suite through ESB’s distribution
Last standing sizable franchise left in market with desirable branch locations
Voted again as top 10 performing thrift for 2013 by SNL
Similar disciplined risk cultures and customer focus
Proven track record of acquisitions
Expected to be 3% accretive to 2015 EPS excluding one-time charges
Run rate EPS accretion of 9-10% in 2016 and beyond
Internal rate of return in the high teens
Tangible book value dilution of 7.4% with restructuring charges
Remain well in excess of “Well Capitalized” guidelines on pro forma basis
Earn-back of dilution of 2.4 years using incremental retained earnings method and 5.4 years using crossover method reflecting all merger-related expenses, purchase accounting adjustments and cost savings
         Pittsburgh MSA deposit market share rankings exclude Bank of New York Mellon.
Incremental retained earnings method defined as the number of years required to earn back the tangible book value per share dilution at close using estimated incremental retained earnings (defined as ESB earnings, synergies, and purchase accounting adjustments minus dividends paid on new shares issued).
Crossover method defined as the number of years for projected pro forma tangible book value per share to exceed projected stand-alone tangible book value per share.

Summary of Key Terms
(1) Based on 18,378,111 of ESBF shares outstanding on a fully diluted basis and fifteen day average closing price of WSBC common stock of $31.66 as of 10/27/2014.
Transaction Value:
Implied consideration of $17.65 per ESBF common share or $324.4 million in aggregate
(1)
Form of Consideration: 90% stock /  10% cash, or 0.502 WSBC shares using a fixed exchange ratio plus $1.76 in cash for each share of ESBF common stock
(1)
Walkaway Provision:
“Double-trigger” provision:
15% or greater decline in WSBC stock and
15% or greater decline in WSBC’s stock price relative to the NASDAQ Bank Stock Index
Expected Closing:
First or second quarter 2015
Required Approvals: Customary regulatory and shareholder approval of both companies
Due Diligence: Completed
Financing: Existing cash on hand
Board of Directors: 2 ESBF Board Seats granted to Charlotte Zuschlag and another director of ESB or ESB Bank to be mutually agreed upon prior to the effective merger date
Pro Forma Ownership: 77% WSBC / 23% ESBF

Franchise Comparison
(1) Reflects new branch opening in Southpointe, Washington County on 11/3/2014.
Financial data as of 9/30/2014 or for the nine months ended 9/30/2014.
Source: SNL Financial.
($ in Millions)
WesBanco, Inc. ESB Financial Corporation
Assets $6,278 $1,945
Deposits $5,102 $1,337
Loans / Deposits 79.1% 53.4%
Tangible Common Equity $472 $165
Net Income $53.5 $13.6
Net Interest Margin 3.62% 2.80%
Efficiency Ratio 59.3% 56.7%
Cost of Total Deposits 0.34% 0.53%
ROAA 1.15% 0.93%
ROAE 9.2% 9.1%
Headquarters Wheeling, WV Ellwood City, PA
Branches 120
(1)
23
Top 5 Counties Ohio & Wood (WV),
Franklin & Belmont (OH),
Allegheny (PA)
Beaver, Allegheny,
Lawrence, Butler
(All in PA)
Balance Sheet
Operational
Franchise

ROATCE
16.0%
11.8%

Acquisition of ESB Would Make WSBC
Top 10 Player in Pittsburgh MSA

WesBanco Deposit Market Share Over Time
in the Pittsburgh MSA
2012
PF 2012
PF 2014
Pittsburgh expansion key to WesBanco continued
transformation
Pittsburgh is the 2
nd
largest MSA in Pennsylvania and
serves as an engine of loan growth for WesBanco
Current loans to deposits in Pittsburgh / Western
PA of 103% (2)
With ESB, WesBanco can leverage greater footprint
to substantially grow franchise in Pittsburgh
Revenue opportunity from fee income businesses
including trust and wealth management overlay not
factored in current analysis
Deposit market share excludes Bank of New York Mellon.
Rank Institution Branches
Deposits
($MM)
Market
Share
1 PNC Financial Services Group 152 49,740 50.6%
2 Royal Bank of Scotland Group 129 7,505 7.6%
3 F.N.B. Corp. 86 4,030 4.1%
4 Dollar Bank FSB 37 3,656 3.7%
5 First Niagara Financial Group 59 2,752 2.8%
6 Huntington Bancshares Inc. 38 2,487 2.5%
7 First Commonwealth Financial 61 2,400 2.4%
8 TriState Capital Holdings Inc. 2 2,274 2.3%
9 S&T Bancorp Inc. 26 1,735 1.8%
10 WesBanco (post acquisition of Fidelity and ESB)
35
(1)
1,478 1.5%
…
13 WesBanco (post acquisition of Fidelity) 15 556 0.6%
…
39 WesBanco (without Fidelity or ESB) 2 81 0.1%
Source: SNL Financial.
(2) Financial data as of 6/30/2014.
(1) Does not include the anticipated closing of two branches.

Akron
Austintown
Youngstown
Grove City
Boardman
New Castle
New Bethlehem
Alliance
Union Valley
Green
Butler
Canton
Kittanning
East Fairfield
Salineville
Lower Burrell
New Philadelphia
Weirton
White
Uhrichsville
Mount Lebanon
Greensburg
Brilliant
St Clairsville
Mount Plea
Connellsville
Cumberland
Village
Barnesville
Moundsville
Uniontown
Woodsfield
Cameron
Cassville
76
77
376
76
70

WesBanco
By all accounts, better.

Complementary Pro Forma Branch Map in
Pittsburgh MSA / Western Pennsylvania

ESBF
Loans / Deposits
53%
WSBC Western PA
Loans / Deposits
(1)
103%
ESBF financial data as of 9/30/2014. Includes new branch opening in Southpointe.
(1) WSBC deposit and loan total of $509MM and $526MM, respectively, as of 6/30/14.
Source: SNL Financial, company financials.
ESBF
WSBC

MI
Erie
NY
PA
NJ
IN
OH
Harrisburg
Pittsburgh
Philadelphia
KY
WV
VA
TN
NC
Total gas, millions of cubic feet per square mile
Marcellus Shale geologic formation
0 – 58
58 – 149
150 – 349
349 – 710
710 – 1,244
1,245 – 2,460

WesBanco
By all accounts, better.

In Addition, ESB Further Reinforces WesBanco
Footprint in Marcellus/Utica Shale Play

Marcellus/Utica Shale Regional Coverage
WSBC (120)
ESBF (23)
94% of pro forma bank franchise is located within the Marcellus/Utica Shale region

Columbus
% of WSBC PF Loans: 17%
% of WSBC PF Deposits: 8%
Pittsburgh / Western PA
% of WSBC PF Loans: 27%
% of WSBC PF Deposits: 29%
Southwest Ohio
% of WSBC PF Loans: 11%
% of WSBC PF Deposits: 6%
West Virginia
% of WSBC PF Loans: 19%
% of WSBC PF Deposits: 42%
Elyria
Youngstown
Marion
Celina
New Philadelphia
Sidney
Muncie
Coshocton
Bethel Park
Trotwood
Lancaster
New Martinsville
Fairmont
Chillicothe
Athens
Parkersburg
Jackson
Ripley
Elkins
Madison
Maysville
Portsmouth
Glade View
Charleston
Morehead
Lexington

By all accounts, better.

Post Acquisition, Pittsburgh / Western PA Would Comprise
Almost 30% of WesBanco’s Franchise
Note: Loan and deposit data as of 6/30/14. Pro forma does not include purchase accounting adjustments.
Source: SNL Financial, company financials.
ESBF (23)
WSBC (120)

Number of Firms

WesBanco
By all accounts, better.

Pittsburgh Continues to be a Vibrant Market
10 Source: SNL, ESRI, Bureau of Labor Statistics, RealtyTrac and FHFA.
Pittsburgh Commercial Market – Continued Opportunity
Pittsburgh MSA Economic Indicators
Projected Median Household
Income 5-Year CAGR (2014-2019)
Home Price Index Change
Since First Quarter 2009
Retail CRE Vacancy Rate
Second Quarter 2014
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
20-500 Employees
Businesses
500+ Employees
Middle Market and Corporate
Pittsburgh MSA
Pennsylvania MSA Average
National MSA Average
0
5,000
10,000
15,000
20,000
25,000
30,000
35,000
40,000
<20 Employees
Small Businesses
0.0% 0.5% 1.0% 1.5% 2.0% 2.5%
Detroit
Indianapolis
Cleveland
Milwaukee
Charlotte
Richmond
Minneapolis
Benchmark Avg
Denver
Cincinnati
St. Louis
US Average
Kansas City
Philadelphia
Boston
Baltimore
Pittsburgh
(5.0%) 0.0% 5.0% 10.0% 15.0% 20.0%
Indianapolis
Cleveland
Milwaukee
Cincinnati
St. Louis
Detroit
Kansas City
Benchmark Avg
Minneapolis
Charlotte
Denver
US Average
Richmond
Philadelphia
Pittsburgh
Boston
Baltimore
(5.0%) 5.0% 15.0% 25.0% 35.0%
Milwaukee
Richmond
Baltimore
Philadelphia
St. Louis
Charlotte
Cincinnati
Kansas City
Cleveland
US Average
Benchmark Avg
Boston
Minneapolis
Indianapolis
Detroit
Denver
Pittsburgh

Pro Forma Financial Impact

Attractive financial returns:
2015 EPS accretion of 3% excluding one-time charges and 9-10% accretion in 2016 and beyond
7.4% dilution of tangible book value per share
(1)
with earn-back of 2.4 years using incremental retained earnings method and 5.4 years using crossover method
Internal rate of return in the high teens
Price to tangible book value per share of 191% and price to last twelve months earnings’ ended September 30,
2014 of 18.1x
Key Assumptions:
Approximately 50% cost savings (56% phased in during 2015 and 100% thereafter) inclusive of 2 branch closures
Conservative gross loan credit mark of $16.2 million; validated by 3 party credit review by big 4 accounting firm
Interest rate loan mark up of $6.2 million and deposit mark up of $5.6 million
Write-down of fixed assets, OREO and other assets of $2.2 million
Core deposit intangibles of 1.3% amortized over 10 years using sum-of-years’ digits
One-time pre-tax restructuring charge of $26 million
Goodwill at closing anticipated to be $160 - 165 million
Assumes 9.0 million shares of WSBC and $40 million of cash (excluding restructuring charges) issued to ESB shareholders
(1) Includes restructuring charges.
rd

Cost Savings Largely Driven By Elimination of Executive
Officers, Back-Office Synergies and Branch Closures

Approximately $16 million in expected pre-tax cost savings
Approximately 50% cost savings (56% phased in during 2015 and 100% thereafter)
All twelve executive officers eliminated from combination
Assumes consolidation of 2 branches with nearby WesBanco offices
Cost Savings Detail
Estimated Cost Savings Approximate Amount (MM)
Executive Officer Compensation & Benefits $7.0
Employee Compensation & Benefits 4.7
Data Processing 1.7
Other 2.6
Total Estimated Cost Savings $16.0

| | | | |
|---|---|---|---|
| [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] |

WesBanco
By all accounts, better.

Pro Forma Capital Ratios Remain Strong

(1) Assumes transaction closed 9/30/2014 for illustrative purposes. Also assumes the redemption of $36 million of ESB trust preferred securities.
(2) Assumes WSBC actual ratios at 9/30/2014 plus FactSet Street Estimates, ESB transaction closing, and continuation of current quarterly cash dividend through 3/31/2015.
Also assumes the redemption of $36 million of ESB trust preferred securities.
WSBC
9/30/2014
Pro Forma
9/30/2014
(1)
Projected at
Closing
(2)
Tangible Common Equity/Tangible Assets 7.9% 7.3% 7.6%
Tier 1 Common Ratio 11.0% 10.8% 11.2%
Tier 1 Risk-Based Capital 13.6% 12.8% 13.1%
Tier 1 Leverage Ratio 9.7% 8.6% 9.1%
Total 1 Risk-Based Capital 14.6% 13.7% 14.0%

ESB FINANCIAL CORPORATION

THE BANK OF KENTUCKY

Parkvale Bank

WesBanco
By all accounts, better.

Pricing In Line With Relevant Deals

(1) ESB’s ROAA and ROAE were 0.94% and 9.0% for the three months ended 9/30/2014.
(2) Parkvale Financial Corporation‘s LTM core earnings of $8.3 million used for LTM EPS, LTM ROAA and
Deal Metrics
Announcement Date 10/29/2014 9/8/2014 6/15/2011
Deal Value
$324.4 $367.4 $163.0
Price/ Book
1.52x 1.90x 1.38x
Price/ Tangible Book
1.91x 2.16x 1.98x
Price/ LTM EPS
18.1x 17.4x
18.6x
(2)
Target Financials (MM)
Total Assets
$1,945 $1,858 $1,801
Total Deposits $1,337 $1,573 $1,481
Branches
23 32 47
Deposits per Branch
$58 $49 $32
ROAA (LTM)
0.91% 1.14%
0.46%
(2)
ROAE (LTM)
9.0% 11.5%
6.7%
(2)
LTM ROAE vs. actual net income of $(15.2 million).
Source: SNL Financial, MRQ available.
(1)
(1)

Summary

Strategic continued expansion into Pittsburgh - Top 10
player in Pittsburgh MSA
(1)
ESB is a sizable franchise with desirable branch locations
with similar disciplined risk culture and customer focus –
Top 10 performing thrift
WesBanco is focused on targeted M&A opportunities
within its existing franchise and also upon opportunities in urban markets contingent to its existing franchise
History of successful consolidations with a seasoned
management team, technology/back office support and
capital/liquidity strength
Compelling financial results
(1) Pittsburgh MSA deposit market share rankings exclude Bank of New York Mellon.

Appendix

Pro Forma Deposit Composition

WesBanco, Inc. ESB Financial Corporation Combined
Cost of Deposits:  0.34% Cost of Deposits:  0.52% Cost of Deposits:  0.38%
Source: SNL Financial.  Represents regulatory deposit composition as of 6/30/2014.
Jumbo deposits represent time deposits greater than $100,000.  Does not include any purchase accounting adjustments.
1. Core deposits equal total deposits minus jumbo deposits and brokered deposits.
Noninterest
-bearing
20%
NOW &
Other
17%
Savings &
MMDAs
35%
Retail
13%
Jumbo
15%
Noninterest
-bearing
2%
NOW &
Other
3%
Savings &
MMDAs
45%
Retail
28%
Jumbo
22%
Noninterest
-bearing
16%
NOW &
Other
14%
Savings &
MMDAs
37%
Retail
16%
Jumbo
17%

Pro Forma Loan Composition

WesBanco, Inc. ESB Financial Corporation Combined
Yield on Loans:  4.38% Yield on Loans:  4.57% Yield on Loans:  4.41%
Construction
7%
Single
Family
34%
Multifamily
7%
Commercial
Real Estate
32%
C&I
10%
Consumer
5%
Other
5%
Construction
5%
Single
Family
60%
Multifamily
6%
Commercial
Real Estate
12%
C&I
2% Consumer
8%
Other
7%
Construction
6%
Single
Family
38%
Multifamily
7%
Commercial
Real Estate
29%
C&I
9%
Consumer
6%
Other
5%
Source: SNL Financial. Represents regulatory loan composition as of 6/30/2014. Does not include any purchase accounting adjustments.

WSBC
9/30/14
YTD
ESBF
9/30/14
YTD
Non-interest Expense
$120,810 $22,609
Less: Amortization of Intangibles and Goodwill
1,454 85
Non-interest Expense Excluding Amortization of Intangibles and
Goodwill
$119,356 $22,524
Net interest income (on a fully taxable equivalent basis)
$149,754 $35,197
Non-interest income
51,406 4,562
Total income
$201,160 $39,759
Non-interest expense / total income (efficiency ratio)
59.3% 56.7%
Non-GAAP Financial Measures
Efficiency Ratio

Source: SNL Financial.
($ in thousands)

WSBC
3Q’14
ESBF
3Q’14
Total common shareholder’s equity $788,784 $206,400
Less: goodwill & other intangible assets, net of def. tax liabilities (317,217) (41,632)
Tangible common equity $471,567 $164,678
Total assets $6,278,494 $1,945,398
Less: goodwill & other intangible assets, net of def. tax liabilities (317,217) (41,632)
Tangible assets $5,961,277 $1,903,766
Tangible common equity to tangible assets 7.9% 8.7%
Non-GAAP Financial Measures
Tangible Common Equity to Tangible Assets

Source: SNL Financial.
($ in thousands)

WSBC
9/30/14
YTD
ESBF
9/30/14
YTD
Net  income* $71,478 $18,167
Plus: amortization of intangibles* (tax effected at 35%) 1,264 74
Net income before amortization of intangibles* $72,742 $18,240
Average total common shareholders’ equity $773,294 $196,701
Less: average goodwill & other intangibles, net of def. tax
liabilities (317,217) (41,671)
Average tangible common equity $455,616 $155,030
Return on average tangible common equity 16.0% 11.8%
Non-GAAP Financial Measures
Return on Average Tangible Common Equity

Source: SNL Financial.
* Annualized
($ in thousands)